SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGEEMENT is entered into as of September 30, 2016 (the "Sixth Amendment to Loan Agreement," or this "Amendment"), between FIELDPOINT PETROLEUM CORPORATION, a Colorado corporation ("Borrower") and CITIBANK, N.A., a national banking association ("Lender").

R E C I T A L S

A.

Borrower and Lender are parties to the Existing Credit Agreement (refer to Section 1 for terms not defined in the body of this Amendment).

B.

Specified Defaults have occurred.  Specified Anticipated Defaults are anticipated to occur.  Borrower has requested that Lender agree to forbear from exercising its rights and remedies with respect to the Specified Defaults and the Specified Anticipated Defaults and to amend the Existing Credit Agreement as hereinafter provided.  Subject to the terms and conditions herein, the Lender has agreed to such forbearance and amendments, to be effective as of the Effective Date (unless otherwise expressly provided herein).

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Same Terms.  All terms used herein which are defined in the Existing Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, (i) all references in the Loan Documents to the "Agreement" shall mean the Existing Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the "Loan Documents" shall mean the Loan Documents, as amended by the Modification Papers.  In addition, the following terms have the meanings set forth below:

"Effective Date" means the date on which the conditions specified in Section 7 below are satisfied (or waived in writing by Lender).

"Existing Credit Agreement" means, collectively, that certain Loan and Security Agreement dated as of October 18, 2006, between Borrower and Lender, as amended by a First Amendment to Loan and Security Agreement  dated May 29, 2009, a Second Amendment to Loan and Security Agreement dated August 12, 2009, a Third Amendment to Loan and Security Agreement dated November 10, 2009, a Fourth Amendment to Loan and Security Agreement dated October 17, 2011 and a Fifth Amendment to Loan and Security Agreement dated March 19, 2014.

"Forbearance Period" has the meaning set forth in Section 4.

"Forbearance Termination Date" has the meaning set forth in Section 5.

"Milestone Date" means the earlier to occur of (a) the first date after the Effective Date on which the Borrowing Base is redetermined under Article III of the Existing Credit Agreement, and (b) December 31, 2016.

"Modification Papers" means this Amendment and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 1

"Specified Anticipated Defaults" means the failure by Borrower to comply with the financial covenants set forth in Article VIII of the Credit Agreement commencing with the period ending June 30, 2016 through and including the last period ending during the Forbearance Period.

"Specified Defaults" mean all of the following:

(a)

a breach of the ratio of Consolidated Current Assets to Consolidated Current Liabilities set forth in Section 8.1 for the periods ending December 31, 2015 and March 31, 2016.

(b)

a breach of the Leverage Ratio set forth in Section 8.2 for the periods ending December 31, 2015 and March 31, 2016.

(c)

a breach of the Interest Coverage Ratio set forth in Section 8.3 for the periods ending December 31, 2015 and March 31, 2016.

(d)

a breach of Section 3.3(b) for failing to pay the second and third installments of $516,667 each for the repayment of the Borrowing Base Deficiency in the original amount of $1,550,000.

(e)

a breach of Section 6.8.6 for failing to give Lender notice of the Defaults and Events of Default described in the preceding clauses of this definition together with the actions proposed by Borrower with respect thereto.

2.

Amendments to Existing Credit Agreement.  On the Effective Date, the Existing Credit Agreement shall be deemed to be amended as follows:

(a)

Article I of the Existing Credit Agreement shall be amended to add a new Section 1.20A to read in its entirety as follows:

"1.20A Consolidated Cash Balance means, at any time, the aggregate amount of unrestricted cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case held by Borrower and its Subsidiaries on a consolidated basis, other than (a) L/C Cash Collateral, (b) any cash set aside to pay amounts then due and owing in the ordinary course of business to unaffiliated third parties for which the Borrower or any Subsidiary has issued checks or initiated wires or other electronic transfers, and (c) cash proceeds from the sale of equity interests or equity related securities to the extent such cash proceeds are segregated from all other cash of Borrower into one or more separate depository accounts."

(b)

Article I of the Existing Credit Agreement shall be amended to add a new Section 1.20B to read in its entirety as follows:

"1.20B Consolidated Cash Balance Threshold means $800,000."

(c)

Article I of the Existing Credit Agreement shall be amended to add a new Section 1.27B to read in its entirety as follows:

"1.27B Excess Cash means, at any time, the amount of the Consolidated Cash Balance in excess of the Consolidated Cash Balance Threshold."

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 2

(d)

Section 1.51 of the Existing Credit Agreement shall be amended to read in its entirety as follows:

"1.51

Maturity Date shall mean, unless the Note is sooner accelerated pursuant to Section 10.2 hereof, January 1, 2018."

(e)

Section 2.12.2 of the Existing Credit Agreement shall be re-numbered to be Section 2.12.3, and a new Section 2.12.2 shall be added to read in its entirety as follows:

"2.12.2  Principal Payment on or Before September 30, 2017.  (a) The Borrower shall make a principal payment in the amount of $500,000 on or before September 30, 2017.

(b) The Borrower shall, on the 20th day after the end of every month, commencing February 8, 2017 (which is the 20th day after January 31, 2017), through and including the Maturity Date, make a principal payment in the amount  of its Excess Cash for the preceding month.  Each payment shall be accompanied by a certificate in the form of Exhibit C attached hereto."

(f)

Section 4.2 of the Existing Credit Agreement shall be amended by replacing the period at the end of Section 4.2.2 with the phrase “; and” and then by adding a new Section 4.2.3 to read in its entirety as follows:

“4.2.3

all of Borrower’s now owned or existing or hereafter acquired or arising deposit accounts.”

3.

No Waiver.  This Amendment shall not be construed as a consent to or waiver of the Specified Defaults or the Specified Anticipated Defaults or any other Default or Event of Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document.  All rights and remedies of Lender are hereby expressly reserved with respect to the Specified Defaults and the Specified Anticipated Defaults any other Default or Event of Default which may now exist or hereafter occur.  This Amendment does not affect or diminish the right of Lender to require strict performance by Borrower of each provision of any Loan Document to which such Person is a party, except as expressly provided herein.  All terms and provisions of and all rights and remedies of Lender under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

4.

Forbearance.  Unless the Forbearance Period (as defined below) is sooner terminated as provided in Section 5, Lender hereby agrees to forbear from the exercise of any of its rights and remedies under the Credit Agreement and the other Loan Documents in connection with the Specified Defaults and the Specified Anticipated Defaults for a period beginning as of the Effective Date and continuing through and including December 31, 2017 (the "Forbearance Period").

A.

Forbearance Limited to Specified Defaults and Specified Anticipated Defaults.  Forbearance by Lender shall be limited solely to the exercise of its rights and remedies arising under the Loan Documents as a result of the Specified Defaults and the Specified Anticipated Defaults, and Lender shall not be deemed to have waived any rights or remedies it may have with respect to any other existing breach, Default or Event of Default occurring thereunder during the Forbearance Period, or any breach of this Amendment.

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 3

B.

Notice Requirements Satisfied.  Borrower acknowledges that all notice requirements embodied in the Loan Documents and imposed upon Lender in connection with the Specified Defaults and the Specified Anticipated Defaults, and the exercise of its remedies therefor (together with any applicable cure and/or grace periods) have been satisfied (or shall be deemed to have been satisfied by Borrower’s execution of this Amendment) without exception, and that upon the expiration or earlier termination of the Forbearance Period, Lender shall, with respect to the Specified Defaults and the Specified Anticipated Defaults, have the full right and power to exercise all remedies granted to it thereunder without further notice to Borrower and subject to no other conditions precedent.

C.

Agreement in the Nature of Forbearance Only.  Borrower hereby acknowledges that the obligations of Lender under this Amendment are in the nature of a conditional forbearance only, and that Lender has not made any agreement or commitment to modify or extend the Loan Documents beyond the Forbearance Period, and that, upon the termination of the Forbearance Period, Lender shall have the immediate and unconditional right to exercise its remedies under the Loan Documents.

5.

Termination of the Forbearance Period.

A.

Forbearance Termination Date.  The Forbearance Period shall end on the first to occur of the following (such date, the "Forbearance Termination Date"):

(i)

End of Forbearance Period.  January 1, 2018;

(ii)

Breach.  A breach by Borrower of any of the conditions, covenants, agreements, terms, representations and/or warranties set forth in this Amendment;

(iii)

New Default.  The occurrence of any Default or Event of Default under any one or more of the Loan Documents (other than the Specified Defaults and the Specified Anticipated Defaults); provided however, that during the Forbearance Period, Borrower's obligation to comply with the financial covenants set forth in Article VIII of the Existing Credit Agreement shall be suspended; and provided further that the Specified Anticipated Defaults shall not be deemed to be a new Default or Event of Default for purposes of this Section 5A(iii);

(iv)

Creditor Enforcement Action.  One or more creditors of Borrower takes any enforcement action against Borrower that has resulted in, or could result in, a Material Adverse Effect, it being understood that the filing of a Lien or commencement of a lawsuit asserting the validity of such Lien claim where the Lien is a Permitted Lien or Specified Default shall not be deemed to be an enforcement action which shall trigger termination of the Forbearance Period;

(v)

Bankruptcy.  A proceeding shall be commenced by or against Borrower seeking liquidation, reorganization, bankruptcy or other relief with respect to its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or any of its assets; or

(vi)

Proceeding by Borrower.  Borrower initiates any judicial, administrative or arbitration proceeding against Lender.

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 4

B.

Rights Upon Termination of Forbearance Period.  Upon termination of the Forbearance Period, the agreement of Lender to forbear as a result of the occurrence of the Specified Defaults and the Specified Anticipated Defaults shall terminate automatically without further act or action by Lender, and Lender shall be entitled to exercise any and all rights and remedies available under the Loan Documents and this Amendment, at law, in equity, or otherwise with respect to the Specified Defaults and the Specified Anticipated Defaults without any further lapse of time, expiration of applicable grace periods, or requirements of notice, all of which are hereby expressly waived by Borrower.

C.

Payment of Borrowing Base Deficiency.  In addition to and without limiting the foregoing, Borrower shall prepay the amount of any Borrowing Base Deficiency that may exist upon the occurrence of the Forbearance Termination Date.

6.

Conditions of Forbearance.  The agreement of Lender to forbear from exercising any of its rights and remedies as a result of the Specified Defaults and the Specified Anticipated Defaults shall be subject to and conditioned upon each of the following:

A.

Weekly Cash Report.  During the Forbearance Period, Borrower shall, at Borrower's expense, furnish or cause to be furnished to Lender on or before Thursday of each week a 13-week rolling cash flow forecast which shall detail all sources and uses of cash on a weekly basis and which shall report any variances from the prior report.  Each 13-week rolling cash flow forecast shall be in form and substance satisfactory to Lender.

B.

Accounts Payable Aging Report and Lien Listing.  During the Forbearance Period, Borrower shall, at Borrower's expense, deliver to Lender within 15 days following the end of each month an aging of accounts payable, and a list of each additional Lien filed against the Borrower's Oil and Gas Properties, each on a monthly basis as of the end of each month commencing with the first completed month following the Effective Date.

C.

Operating Report.  On or before the 45th day after each month, Borrower shall deliver to Lender a lease operating report which shall detail, among other things, Borrower’s operating expenses for such month.

D.

Equity Capital Raise.  On or before the Milestone Date, Borrower shall use its best efforts to raise equity capital through the sale of up to 19.9% of its issued and outstanding capital stock for not less than $750,000.  Net proceeds from such equity capital raise may be used for any lawful purpose.  Section 7.6 of the Existing Credit Agreement prohibits the equity capital raise described in this paragraph.  Lender hereby waives the provisions of Section 7.6 of the Existing Credit Agreement for such equity capital raise consummated in compliance with the provisions of this paragraph.

E.

Disposition of Oil and Gas Properties.   On or before the Milestone Date, Borrower shall use commercially reasonable efforts to sell its oil and gas properties located in Converse County, Wyoming and known as Whistler, Whiteside and Big Muddy, for a total purchase price such that the net proceeds received from such sale shall be at least $375,000, and apply at least 100% of the net proceeds received to the payment of the Indebtedness.  On or before the Milestone Date, Borrower shall use commercially reasonable efforts to cause Raya Energy Corporation to sell the properties known as Mercury Fee #1 30-015-34241 and Cronos Fee #1 30-015-35569 and Hermes Fee #1 30-015-34572 located in Eddy County, New Mexico, for a total purchase price such that the net proceeds received from such sale shall be at least $190,000, and apply 100% of the net proceeds received to the payment of the Indebtedness.

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 5

Section 7.7 of the Existing Credit Agreement prohibits the oil and gas property dispositions described in this paragraph.  Lender agrees to waive the provisions of Section 7.7 of the Existing Credit Agreement for the disposition of the oil and  gas properties described in this paragraph.

F.

Liens.  Borrower represents that there are no Liens against its Oil and Gas Properties wherever located other than Permitted Liens.

G.

Past Due Accounts Payable.  At all times during the Forbearance Period, Borrower shall use its best efforts to pay down each of Borrower's accounts payable in excess of 90 days.

7.

Conditions Precedent to Effective Date.  The obligations, agreements and waivers of Lender as set forth in this Amendment are subject to the satisfaction (in the opinion of Lender), unless waived in writing by Lender, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A.

Sixth Amendment to Loan Agreement.  Borrower shall have delivered to Lender duly executed counterparts of this Amendment.

B.

Concerning Deposit Accounts.  Borrower shall have given Lender a certificate listing all of its deposit accounts wherever located, and Borrower, Lender and each financial institution (other than Lender) at which any such deposit account is maintained shall have entered into a control agreement with respect to that deposit account.

C.

Fees and Expenses.  Lender shall have received payment of the fees and expenses of Lender’s counsel invoiced on or before the Effective Date.

D.

Representations and Warranties.  All representations and warranties contained herein or in the other Modification Papers or the documents referred to therein or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.

8.

Agreement.  Solely in the event that Borrower shall have compiled with all its obligations herein and reimbursed Lender for all professional fees and expenses incurred and unpaid in connection with the Existing Credit Agreement as amended hereby, in each case, on or before December 31, 2017, the Lender shall waive the Specified Defaults and the Specified Anticipated Defaults.

9.

Certain Representations.  Borrower represents and warrants that, as of the date of this Amendment:  (a) Borrower has full power and authority to execute the Modification Papers to which it is a party and the Modification Papers executed by Borrower constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower of the Modification Papers.  In addition, Borrower represents that after giving effect to this Amendment and subject to the matters disclosed in the Specified Defaults and the Specified Anticipated Defaults, all representations and warranties contained in the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of such date except

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 6

as otherwise disclosed in writing by Borrower to Lender or disclosed in Borrower's publicly filed disclosures with the SEC to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

10.

No Further Amendments.  Except as previously amended in writing or as amended hereby, the Existing Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

11.

Release.  Borrower represents and warrants that as of the date of this Amendment, there are no claims or offsets or defenses or counterclaims to Borrower's obligations under the Loan Documents, and in accordance therewith Borrower:

(a)

waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(b)

releases and discharges Lender and its officers, directors, employees, agents, shareholders, affiliates and attorneys (the "Released Parties") from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the date of this Amendment and from or in connection with the Loan Documents or the transactions contemplated thereby, except those resulting from the gross negligence or willful misconduct of the Released Party.

12.

Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Existing Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Lender now has or may have in the future under or in connection with the Existing Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein.  The Modification Papers shall constitute Loan Documents for all purposes.

13.

No Agreement to Extend Forbearance Period.  The Forbearance Period ends on January 1, 2018, unless sooner terminated as provided in Section 5.  For avoidance of doubt, there is no present agreement or understanding that the Lender will extend the Forbearance Period past January 1, 2018.

14.

Confirmation of Security.  Borrower hereby confirms and agrees that all of the deeds of trust, security agreements and other security instruments which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Existing Credit Agreement as modified by this Amendment.

15.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

16.

Incorporation of Certain Provisions by Reference.  The provisions of Section 11.5 of the Existing Credit Agreement captioned "GOVERNING LAW", Section 11.6 of the Existing Credit Agreement captioned "SUBMISSION TO JURISDICTION" and Section 11.17 of the Existing Credit

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 7

Agreement captioned "WAIVER OF JURY TRIAL" are incorporated herein by reference for all purposes.

17.

Entirety, Etc.  This Amendment and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[This space is left intentionally blank.  Signature pages follow.]

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT – Page 8

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER:

FIELDPOINT PETROLEUM CORPORATION

By:

/s/ Phillip Roberson

      Name:

Phillip Roberson

      Title:

President

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT

Signature Page S-1

LENDER:

CITIBANK, N.A.

By:

/s/ Ryan Watson

Name:

Ryan Watson

       Title:

Senior Vice President

CITIBANK, N.A.

By:

/s/ Brian O’Callahan

Name:

Brian O’Callahan

       Title:

Senior Vice President

SIXTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT

Signature Page S-2

EXHIBIT C

EXCESS CASH CERTIFICATE

Month:  _________, 201___

To:  Citibank, N.A.

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of October 18, 2006 (as amended, the "Credit Agreement") among Fieldpoint Petroleum Corporation, a Colorado corporation, as Borrower, and Citibank, N.A., a national banking association, as Lender.  Defined terms used in this Excess Cash Certificate (this "Certificate") have the meaning set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________ of Borrower and that he/she is authorized to execute this Certificate to the Lender.  Attached hereto as Schedule 1 is the computation of Excess Cash for the month identified above.

The undersigned Responsible Officer further certifies that (a) the accounts listed on Schedule 1 constitute all of the deposit accounts of the Borrower and its Subsidiaries, and (b) each deposit account listed on Schedule 1 which is not located at the Lender is subject to a deposit account control agreement in favor of the Lender.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, 201___.

FIELDPOINT PETROLEUM CORPORATION

By:

Name:

Title:

EXCESS CASH CERTIFICATE – Page Solo

SCHEDULE 1

For month of __________, 201___

As of ____________, 201___, the Consolidated Cash Balance of the Borrower and its Subsidiaries is $___________ made up of the following balances:

Deposit Account	Amount
$_______________
_______________
_______________
_______________

Consolidated Cash Balance	$_______________
Consolidated Cash Balance Threshold	($______________)
Excess Cash	$_______________